UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [   ]

     Check the appropriate box:

     [   ] Preliminary Proxy Statement

     [   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [   ] Definitive Additional Materials

     [   ] Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

TORCH OFFSHORE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

Torch Offshore, Inc.
401 Whitney Avenue, Suite 400
Gretna, Louisiana 70056

April 15, 2002

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders to be held at the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana on Thursday, May 16, 2002 at 10:00 a.m. For those of you who cannot be present at this Annual Meeting of the Stockholders, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it at your earliest convenience.

This booklet includes the Notice of the Annual Meeting and the Proxy Statement, which contains information about the Board of Directors and its Committees. Other matters on which action is expected to be taken during the meeting are also described.

It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please sign, date and mail promptly the enclosed proxy in the envelope provided. This will save us the additional expenses associated with soliciting proxies and ensure that your shares are represented at the annual meeting.

On behalf of the Board of Directors, thank you for your continued support.

Sincerely,

Lyle G. Stockstill Chairman of the Board and Chief Executive Officer

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2002
INTRODUCTION
RECORD DATE AND VOTING SECURITIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MATTERS TO BE CONSIDERED AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS
OTHER BUSINESS
ADDITIONAL INFORMATION
Appendix A
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 16, 2002

Torch Offshore, Inc.
401 Whitney Avenue, Suite 400
Gretna, Louisiana 70056

NOTICE OF 2002 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 16, 2002

To the Stockholders of
Torch Offshore, Inc.:

The Annual Meeting of Stockholders of Torch Offshore, Inc. (the “Company”) will be held at the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana on Thursday, May 16, 2002 at 10:00 a.m. for the purpose of considering and voting upon the following matters:

1.	To elect the directors of the Company to serve during the ensuing year.

2.	To approve the appointment of Arthur Andersen LLP as independent public accountants of the Company for 2002.

3.	To transact such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

These matters are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed April 8, 2002 as the record date for determining stockholders of the Company entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment thereof, and only holders of Common Stock of the Company of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment.

You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

By Order of the Board of Directors

Lyle G. Stockstill Chairman of the Board and Chief Executive Officer

Gretna, Louisiana
April 15, 2002

Torch Offshore, Inc.
401 Whitney Avenue, Suite 400
Gretna, Louisiana 70056

PROXY STATEMENT FOR THE
2002 ANNUAL MEETING OF STOCKHOLDERS
OF TORCH OFFSHORE, INC.
TO BE HELD ON MAY 16, 2002

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Torch Offshore, Inc., a Delaware corporation (the “Company”), of proxies from the holders of the Company’s common stock, par value $0.01 per share (“Common Stock”), for use at the 2002 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the time and place and for the purposes set forth in the accompanying notice. The approximate date on which this Proxy Statement and the accompanying proxy will first be mailed to stockholders is April 15, 2002. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by regular employees of the Company. The Company will pay all costs of soliciting proxies. The Company will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of such stock.

All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as director of the nominees listed herein, FOR approval of the appointment of Arthur Andersen LLP as the Company’s independent public accountants, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by filing with the Secretary at the Company’s executive offices a written instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the Annual Meeting and voting in person. The executive offices of the Company are located at 401 Whitney Avenue, Suite 400, Gretna, Louisiana 70056. For a period of ten days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders of record during ordinary business hours for proper purposes at the Company’s executive offices.

RECORD DATE AND VOTING SECURITIES

As of the close of business on April 8, 2002, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding and entitled to vote 12,736,246 shares of Common Stock. Each share entitles the holder to one vote on each matter submitted to a vote of stockholders.

The requirement for a quorum at the Annual Meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock. Proxies indicating stockholder abstentions and shares represented by “broker nonvotes” (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining whether there is a quorum at the Annual Meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed as election inspectors for the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT

The following table sets forth the number of shares of Common Stock of the Company beneficially owned directly or indirectly as of April 8, 2002 by (i) each person who is known to the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s director nominees and executive officers and (iii) all executive officers and director nominees as a group.

	Number of	Percent of
Name of Beneficial Owner(1)	Shares	Stock

Torch, Inc.	7,505,000	58.9%
Riverside Investments LLC(2)(3)	792,336	6.2
The Lyle G. Stockstill Trust No. 1(4)	1,876,250	14.7
The Lana Hingle Stockstill Trust No. 1(5)	1,876,250	14.7
Donald J. Webre(6)	1,876,250	14.7
Geraldine Cook(6)	1,876,250	14.7
Lyle G. Stockstill(7)	7,505,000	58.9
Lana J. Hingle Stockstill(8)	7,505,000	58.9
William J. Blackwell(9)	21,875	*
Willie J. Bergeron(10)	4,775	*
Curtis Lemons(11)	3,500	*
Andrew L. Michel	—	*
John Reynolds(2)(12)	830,333	6.5
Eric N. Smith	—	*
Ken Wallace(11)	2,500	*
John A. Levin & Co., Inc.(13)	1,311,450	10.3
All Executive Officers and Directors as a group (9 persons)	8,367,983	65.7

*	less than one percent

(1)	Unless otherwise indicated, the address of each person is c/o Torch Offshore, Inc., 401 Whitney Avenue, Suite 400, Gretna, Louisiana 70056-2596.

(2)	The address of each of Riverside Investments LLC and John Reynolds is c/o Lime Rock Partners LLC, 518 Riverside Avenue, Building 11, 2nd Floor, Westport, Connecticut 06880.

(3)	Based on a Schedule 13G filed with the SEC on February 14, 2002, The Beacon Group Energy Investment Fund II, L.P. (“Fund II”) is the sole managing member of Riverside Investments LLC. Beacon Energy Investors II, L.P. (“Investors II”) is the sole general partner of Fund II. Energy Fund II GP, LLC (“Energy”) is the sole general partner of Investors II. Each of Fund II, Investors II and Energy may be deemed the beneficial owner of these shares.

(4)	Represents shares owned by Torch, Inc. The Lyle G. Stockstill Trust No. 1, which owns 25% of the outstanding capital stock of Torch, Inc., disclaims beneficial ownership of the shares shown in the table.

(5)	Represents shares owned by Torch, Inc. The Lana Hingle Stockstill Trust No. 1, which owns 25% of the outstanding capital stock of Torch, Inc., disclaims beneficial ownership of the shares shown in the table.

(6)	Donald J. Webre and Geraldine Cook are the members of the trustee investment committee of The Lyle G. Stockstill Trust No. 1. Each of Donald J. Webre and Geraldine Cook disclaims beneficial ownership of the shares shown in the table.

(7)	Represents shares owned by Torch, Inc. Mr. Stockstill serves as Chief Executive Officer and Chairman of the Board of Directors of Torch, Inc., which is currently comprised of three members. Mrs. Stockstill serves as Secretary, Treasurer and a Director of Torch, Inc.

(8)	Represents shares owned by Torch, Inc. Mrs. Stockstill serves as Secretary, Treasurer and a member of the Board of Directors of Torch, Inc., which is currently comprised of three members. Mr. Stockstill serves as Chief Executive Officer and Chairman of the Board of Directors of Torch, Inc.

(9)	Includes 21,875 shares that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of April 8, 2002.

(10)	Includes 3,125 shares that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of April 8, 2002.

(11)	Includes 2,500 shares that may be acquired pursuant to options that are currently exercisable or will become exercisable within 60 days of April 8, 2002.

(12)	Includes 792,336 shares owned by Riverside Investments LLC and 38,497 shares owned by Friends of Lime Rock LP. Mr. Reynolds serves as managing member of entities that control the investment decisions of Riverside Investments LLC and Friends of Lime Rock LP. Riverside Investments LLC and Friends of Lime Rock LP make all voting and investment decisions in concert with each other. The shares owned by Riverside Investments LLC and Friends of Lime Rock LP include 2,500 shares that may be acquired pursuant to options held by Mr. Reynolds that are currently exercisable or will become exercisable within 60 days of April 8, 2002. Mr. Reynolds holds these options for the benefit of Riverside Investments LLC and Friends of Lime Rock LP. Mr. Reynolds disclaims beneficial ownership of the shares shown in the table.

(13)	Based on a Schedule 13G filed with the SEC on January 9, 2002. BKF Capital Group, Inc. (“BKF”) is the sole shareholder of Levin Management Co., Inc., a Delaware corporation, which is the sole shareholder of John A. Levin & Co., Inc. BKF may be deemed the beneficial owner of these shares. The address of John A. Levin & Co., Inc. is One Rockefeller Plaza, New York, New York 10020.

MATTERS TO BE CONSIDERED
AT THE 2002 ANNUAL MEETING OF STOCKHOLDERS

PROPOSAL ONE: Election of Directors

The Board of Directors currently consists of seven members, all of whom have been nominated by the Board of Directors to stand for re-election at the Annual Meeting. Each director elected at the Annual Meeting will hold the office until the Annual Meeting of Stockholders in 2003 or until his or her successor is elected and qualified.

In accordance with the Company’s Bylaws, the affirmative vote of a plurality of the votes cast by holders of Common Stock entitled to vote in the election of directors at the Annual Meeting is required for the election of the nominees as directors. Accordingly, although abstentions and broker nonvotes are considered shares present at the meeting for the purpose of determining a quorum, they will have no effect on the election of directors.

The Board of Directors is not aware of any reason why any nominee will be unable to stand for election as a director or serve if elected, but if any such nominee should become unavailable, the Board of Directors may nominate, and the persons named in the accompanying Proxy may vote for, a substitute nominee.

The Board of Directors recommends that you vote FOR the election of the nominees listed below. Properly dated and signed proxies will be so voted unless authority to vote in the election of directors is withheld.

Director Nominees

The following sets forth information concerning the nominees to become directors of the Company including each nominee’s age as of April 8, 2002, position with the Company, if any, and business experience during the past several years.

Lyle G. Stockstill, age 58, is one of our co-founders and has served as our Chairman of the Board and Chief Executive Officer since 1978. Mr. Stockstill has over 37 years of experience in all aspects of offshore pipelay and construction operations. Mr. Stockstill has previously held positions at Brown & Root, Inc. and Taylor Diving, Inc. and has worked both domestically and internationally. Mr. Stockstill is the husband of Lana J. Hingle Stockstill.

Lana J. Hingle Stockstill, age 58, is one of our co-founders and has served as a director and Senior Vice President - Administration since 1978. Mrs. Stockstill has 29 years of experience handling our administrative duties and the administrative duties of other oil service companies. Mrs. Stockstill holds a Bachelor of Arts degree from Louisiana State University. Mrs. Stockstill is the wife of Lyle G. Stockstill.

William J. Blackwell, age 43, has served as our Chief Financial Officer since June 1998 and has been a director since June 2000. From September 1997 to May 1998, Mr. Blackwell was self employed, working as a mergers and acquisitions consultant. From July 1988 to August 1997, Mr. Blackwell was a financial officer of the affiliated public companies Freeport-McMoRan Inc. and McMoRan Oil & Gas Co., each a company engaged in mineral extraction, and Stratus Properties Inc., a real estate development company, most recently serving as controller of Freeport-McMoRan Inc. From January 1981 to July 1988, he was employed by Arthur Andersen

LLP. Mr. Blackwell is a certified public accountant and holds a Bachelor of Accountancy degree from the University of Mississippi.

Curtis Lemons, age 74, has been a director since November 1998 and is a member of the Audit Committee and the Compensation Committee of the Board of Directors. From 1985 to November 1998, Mr. Lemons was retired. He has 31 years of experience in the offshore oil and natural gas industry in the Gulf of Mexico and international locations. From 1954 to 1985, Mr. Lemons was employed by Conoco Inc., an integrated energy company, in senior management positions, including Vice President of Production - South China Sea, General Manager - North Sea, and Production Manager - Europe. Mr. Lemons holds a Bachelor of Science degree in Petroleum Engineering from Texas A&M University.

Andrew L. Michel, age 59, has been a director since February 2002 and is a member of the Audit Committee and the Compensation Committee of the Board of Directors. Mr. Michel is Executive Vice President, and a Partner, in TSC Holdings Group, Inc. (“TSC”). TSC, through its subsidiaries, performs marine surveys and reef restoration work, and provides ROV and management consulting services. From 1996 to 2001, Mr. Michel served as Vice President of Deepwater Development for Global Industries, Ltd., a major offshore contracting firm. Prior to that, he was owner and principal consultant at ROV Technologies, Inc., a company founded in 1986 that was the first engineering consulting firm dedicated exclusively to ROV technology. In that role, he managed underwater intervention engineering and ROV operations activities for many deepwater developments worldwide. From 1968 to 1986, during his employment with Halliburton, he was responsible for forming and managing the first major commercial ROV operation in the offshore industry.

John Reynolds, age 31, has been a director since May 2000 and is a member of the Audit Committee and the Compensation Committee of the Board of Directors. In July 1998, Mr. Reynolds co-founded Lime Rock Partners LLC and has been a managing member since its formation. From 1992 to July 1998, Mr. Reynolds was employed in a number of positions by Goldman Sachs & Co., most recently as a Vice President and the senior research analyst responsible for the oil service sector. Mr. Reynolds currently serves on the boards of directors of Roxar ASA, an oil services and reservoir management company, ADB Systems International, an enterprise asset management software company and OneOffshore Inc., an offshore energy industry business intelligence company. He holds a Bachelor of Arts degree from Bucknell University.

Ken Wallace, age 76, has been a director since May 2000 and is a member of the Audit Committee and the Compensation Committee of the Board of Directors. Mr. Wallace retired in 1987. From 1983 to 1987, Mr. Wallace was President and a director of Taylor Diving & Salvage Co., Inc., a subsidiary of Haliburton Company that provides diving services. From 1967 to 1983, Mr. Wallace held numerous positions for Taylor Diving & Salvage Co., Inc., including Vice President of Research and Development, Senior Vice President of Operations and Executive Vice President. Mr. Wallace also spent 24 years in the U.S. Navy.

Board of Directors and Committees of the Board

The Board of Directors has established an Audit Committee and a Compensation Committee as standing committees of the Board of Directors. The Board of Directors does not have a standing nominating committee or other committee performing a similar function. The members of the Audit Committee and the Compensation Committee of the Board of Directors indicated in the above summaries are not employees of the Company.

The Audit Committee of the Board of Directors (i) recommends the annual selection of independent public accountants to conduct audits of the Company’s financial statements, (ii) approves the plan and scope of the annual audit of our financial statements and any other services provided by independent auditors and the fees for the audit and those services, (iii) reviews our annual audited financial statements prior to publication and discusses the results of the audit with management and independent auditors, and (iv) discusses with management and independent auditors the design, quality and adequacy of our internal controls. The Audit Committee charter, which is attached as Appendix A to this Proxy Statement, contains a detailed description of the Audit Committee’s duties and responsibilities.

The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of the Company’s executive officers, establishes and reviews general policies relating to the Company’s compensation and benefits, and administers the Torch Offshore, Inc. 2001 Long-Term Incentive Plan.

Since becoming a public entity on June 7, 2001, the Board of Directors held two meetings. The members of the Audit Committee met one time and the Compensation Committee met one time. During 2001, all directors attended at least 75% of the meetings of the Board of Directors and the Committees thereof of which they were members.

Director Compensation

Directors who are employees of the Company do not receive cash compensation for their services as directors or members of Committees of our Board of Directors. Our non-employee directors will receive an annual fee of $12,000, which may be paid in a combination of cash or common stock at the discretion of the Board of Directors, and fees of $1,000 for each Committee meeting attended in person. All directors are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or Committees thereof and for other expenses incurred in their capacity as directors.

Each of our directors is eligible to participate in our Torch Offshore, Inc. 2001 Long-Term Incentive Plan (the “2001 Incentive Plan”). The terms of our 2001 Incentive Plan provide that each of our non-employee directors will be awarded options to purchase 1,000 shares of our Common Stock on the first business day of the month following each annual meeting after which they continue to serve. The options will become exercisable six months and one day from the date of the grant and will expire ten years from the date of the grant. All grants are subject to the general terms and conditions of the 2001 Incentive Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all its directors and executive officers during fiscal year 2001 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that Willie J. Bergeron was late in filing a Form 3 upon becoming an executive officer and a Form 4 reporting his acquisition of shares of Common Stock in September 2001.

Executive Compensation

Summary Compensation Table. The following table sets forth information regarding the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (together with the Chief Executive Officer, the “named officers”) in 2001 who were serving as executive officers as of December 31, 2001.

				Long-Term
	Annual Compensation			Compensation

				Securities
				Underlying Options	All Other
Name and Principal Position	Year	Salary	Bonus	(shares)	Compensation(1)

Lyle G. Stockstill	2001	$253,600	$—	—	$14,601
Chairman of the Board and	2000	245,000	—	—	13,244
Chief Executive Officer	1999	245,000	—	—	12,793

Willie J. Bergeron	2001	116,539	—	15,625	6,992
Vice President - Operations	2000	73,846	—	—	4,431
Deepwater	1999	78,231	—	—	—

William J. Blackwell	2001	138,000	—	21,875	12,411
Chief Financial Officer	2000	133,000	—	—	11,024
	1999	130,000	—	—	10,993

Eric N. Smith (2)	2001	189,385	—	25,000	14,631
Executive Vice President	2000	54,788	—	—	820
	1999	—	—	—	—

Lana J. Hingle Stockstill	2001	129,500	—	—	7,770
Senior Vice President -	2000	122,308	—	—	7,338
Administration	1999	90,000	—	—	—

(1)	Amounts include: (a) 401(k) contributions as follows: Mr. Stockstill, $10,470 in 2001, $10,200 in 2000 and $9,600 in 1999; Mr. Bergeron, $6,992 in 2001 and $4,431 in 2000; Mr. Blackwell, $8,280 in 2001, $7,980 in 2000 and $7,800 in 1999; Mr. Smith, $10,500 in 2001; Mrs. Stockstill, $7,770 in 2001 and $7,338 in 2000; and (b) health insurance premiums as follows: Mr. Stockstill, $4,131 in 2001, $3,044 in 2000 and $3,193 in 1999; Mr. Blackwell, $4,131 in 2001, $3,044 in 2000 and $3,193 in 1999; Mr. Smith, $4,131 in 2001 and $820 in 2000.

(2)	Mr. Smith began his employment with the Company on September 7, 2000 and ceased employment on January 31, 2002.

Stock Options Granted in 2001. The following table sets forth certain information on grants of stock options during 2001 to the named officers.

Individual Grants
Potential Realizable Value at
	Number of				Assumed Annual Rates of Stock
	Securities				Price Appreciation for Option
	Underlying Options	Percentage of Total			Term (5)
	Granted in 2001	Options Granted to	Exercise Price per	Expiration
Name	(shares)	Employees in 2001	Share(4)	Date	5%($)	10%($)

Lyle G. Stockstill	—	—	—	—	—	—
Willie J. Bergeron	15,625 (1)	5.6%	$16.00	6/7/11	157,224	398,436
William J. Blackwell	21,875 (2)	7.8%	$16.00	6/7/11	220,113	557,810
Eric N. Smith	25,000 (3)	8.9%	$16.00	6/7/11	251,558	637,497
Lana J. Hingle Stockstill	—	—	—	—	—	—

(1)	These options were granted pursuant to the 2001 Incentive Plan on June 7, 2001 and become exercisable in increments of 20% on each of the first, second, third, fourth and fifth anniversaries of the date of grant.

(2)	These options were granted pursuant to the 2001 Incentive Plan on June 7, 2001. Of these options granted, 16,406 options were exercisable immediately and the remaining 5,469 options will become exercisable on the first anniversary of the date of grant.

(3)	These options were granted pursuant to the 2001 Incentive Plan on June 7, 2001 and were to become exercisable in increments of 20% on each of the first, second, third, fourth and fifth anniversaries of the date of grant. The options were cancelled on the date of his ceasing employment, January 31, 2002.

(4)	The exercise price of the options granted is equal to the price per share of Common Stock on the NASDAQ exchange at the time of the Company’s initial public offering.

(5)	The potential realizable value through the expiration date of options has been determined on the basis of the per share market price at the time the options were granted, compounded annually over 10 years, net of the exercise price. These values have been determined based upon assumed rates of appreciation and are not intended to forecast the possible future appreciation, if any, of the price or value of the Company’s Common Stock.

Option Exercises and 2001 Year-End Option Values. The following table sets forth certain information with respect to unexercised options to purchase Common Stock granted in 2001 to the named officers and held by them at December 31, 2001. None of the named officers exercised options in 2001.

	Number of Securities
	Underlying Unexercised		Value of Unexercised
	Options Held at		In-the-Money Options at
	December 31, 2001		December 31, 2001(1)

	Exercisable	Unexercisable	Exercisable	Unexercisable

Lyle G. Stockstill	—	—	$—	$—
Willie J. Bergeron	—	15,625	—	—
William J. Blackwell	16,406	5,469	—	—
Eric N. Smith	—	25,000	—	—
Lana J. Hingle Stockstill	—	—	—	—

(1)	The excess, if any, of the closing price on the NASDAQ of Common Stock at December 31, 2001 ($6.00) over the option exercise price.

Employment Agreements

We have entered into employment agreements with Messrs. Bergeron and Blackwell. A similar employment agreement with Smith was cancelled January 31, 2002, the date of his ceasing employment. Pursuant to these agreements, each employee has:

•	an employment agreement expiring on December 31, 2002, which can be renewed for successive one-year terms;

•	a severance benefit equal to six months salary (unless terminated for cause), during which period he has agreed not to compete with us; and

•	the ability to participate in our various employee benefit plans.

Certain Transactions

We entered into a registration rights agreement with Riverside Investments LLC and Friends of Lime Rock LP (collectively, “Lime Rock”). This agreement gives Lime Rock the right, on three occasions, to demand that we register all or any portion of its shares of Common Stock for sale under the Securities Act of 1933, as amended. The gross proceeds of any proposed demand registration must reasonably be expected to be at least $5 million. The registration rights agreement also provides Lime Rock with the right, if we propose to register any shares of Common Stock under the Securities Act, to include their shares of Common Stock in the registration, subject to limitations.

The agreement provides customary registration procedures. We will pay all registration-related expenses, other than underwriters’ discounts and commissions. The registration rights under the agreement are assignable to any purchaser of registrable securities. Demand registration rights terminate in June 2011. The registration rights agreement contains customary indemnification and contribution provisions by us for the benefit of any selling stockholders and any underwriters.

Report of Compensation Committee on Executive Compensation

The Compensation Committee was established in June 2001 in connection with our initial public offering. Our Board of Directors granted to the Compensation Committee the authority, among other things, to review and recommend to the Board of Directors the compensation and benefits of the executive officers of the Company. In addition, the Compensation Committee has the responsibility of establishing and reviewing general policies relating to the Company’s compensation and benefits as well as administering the 2001 Incentive Plan.

The Compensation Committee has structured its executive compensation policies to:

•	Offer a performance-based compensation that takes into account the Company’s financial performance on a short-term and long-term basis.

•	Provide a total compensation program that considers the compensation policies of comparable companies with whom the Company competes so as to attract and retain qualified executives.

•	Align executive compensation to the financial interests of the Company’s stockholders by providing equity-based incentives.

The three major components to the compensation of the Company’s executives are (i) base salary, (ii) annual incentive compensation in the form of a cash bonus, and (iii) long-term equity-based compensation. Factors taken into account in determining these compensation levels include the executive’s responsibilities, experience, leadership, potential future contributions and individual performance. Long-term equity based compensation is provided in the form of stock options, which are tied directly to stockholder return. Stock options align the interests of the Company’s executives with those of its stockholders by encouraging executives to enhance the value of the Company, and hence, the price of the Common Stock and each stockholder’s return.

The Compensation Committee establishes base salary levels of the CEO and other executive officers after review of salaries of other companies in the oilfield service industry having annual sales or revenues generally similar in size to the Company. By reviewing the salaries of such other companies from time to time, the Compensation Committee intends to try to ensure that the Company’s base salaries are generally within the range of base salaries paid by other companies. The base salaries also take into account the executives experience and level of responsibility.

These base salaries are reviewed and updated annually, with adjustments made for updated salary data, increases in the cost of living, job performance, changes in responsibilities and duties of the executive, if any, and general market salary levels. No weight of emphasis is placed on any one of these factors.

Long-term equity based compensation is provided through the 2001 Incentive Plan which was adopted effective April 27, 2001. The objectives of the 2001 Incentive Plan are to retain and attract persons of training, experience and ability to serve as employees, consultants and directors of the Company, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company. The 2001 Incentive Plan provides long-term equity based compensation via awards to employees in the form of (i) incentive stock options, (ii) nonqualified stock options, (iii) performance stock awards with certain terms, conditions and limitations determined by the Compensation Committee, (iv) stock awards (including restricted stock) subject to conditions established by the Compensation Committee which may include continuous service with the Company, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other specified valuations, (v) phantom stock, (vi) stock appreciation rights and (vii) cash awards.

In 2001, the Company granted options to purchase an aggregate of 62,500 shares of Common Stock to executive officers of the Company.

The Company may periodically grant new options or other long-term equity-based incentives to provide continuing incentive for future performance. In making the decision to grant additional options, the Compensation Committee would expect to consider factors such as the size of previous grants and the number of options held. In addition, the Compensation Committee may consider factors including the executive’s current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive’s service to the Company.

CEO Compensation — The CEO's compensation level is established by the Compensation Committee in the same manner as for other executive officers described above. During 2001, Lyle G. Stockstill was granted a base salary of $253,600. Mr. Stockstill is not engaged in an employment contract with the Company. Mr. Stockstill was not granted stock options to purchase shares of Common Stock of the Company during 2001. However, Mr. Stockstill owns a 58.9% ownership in the Company through his ownership of Torch, Inc.

The Compensation Committee

Curtis Lemons Andrew L. Michel John Reynolds Ken Wallace

Report of the Audit Committee

The audit committee is comprised of four members of our Board of Directors, Messrs. Lemons, Michel, Reynolds and Wallace. Each of the members is independent, as defined in Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors, which is attached to this Proxy Statement as Appendix A. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

In accordance with the Audit Committee Charter, the Audit Committee assists the Board of Directors in its general oversight of the quality and integrity of the Company’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Arthur Andersen LLP, the Company’s independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards in the United States.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and when appropriate, replace the Company’s independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company’s financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the Company’s internal compliance programs.

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2001 with management and has discussed with Arthur Andersen LLP, the independent auditors and accountants for the Company, the matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” as amended, with respect to those audited financial statements. In addition, the Audit Committee has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and has reviewed, evaluated and discussed with Arthur Andersen LLP its independence in connection with its audit of the Company’s most recent financial statements.

Based on its review of the audited financial statements and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC.

The Audit Committee

Curtis Lemons Andrew L. Michel John Reynolds Ken Wallace

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally limits (to $1 million annually per covered executive) the deductibility for federal income tax purposes of non-performance based compensation paid to a company’s chief executive officer and each of its other four most highly compensated executive officers. All options granted under the 2001 Incentive Plan in fiscal year 2001 will qualify as performance based for an exemption from the application of Section 162(m) of the Code.

Performance Graph

The following performance graph compares the cumulative total stockholder return on the Common Stock to the cumulative total return on the NASDAQ Stock Market as measured by the NASDAQ Composite Index (“NASDAQ”), assuming the reinvestment of dividends, the Philadelphia Oil Service Sector Index (“OSX”), a price-weighted index of leading oil service companies, assuming the reinvestment of dividends, and our Peer Group Index over the period from June 7, 2001, the date of the Company’s initial public offering, to December 31, 2001. Our Peer Group Index consists of Global Industries, Ltd., Horizon Offshore, Inc. and Stolt Offshore, Inc. The graph assumes that $100 was invested on June 7, 2001 in the Common Stock and each index at the initial point of each graph and the reinvestment of all dividends, if any. The Peer Group Index is weighted at the beginning of each period based on the market capitalization of each individual company within the group. The reported closing prices for the dates specified are utilized for determining the cumulative total returns.

	6/7/01	12/31/01

Torch Offshore, Inc.	$100.00	$37.50
NASDAQ	$100.00	$86.16
OSX	$100.00	$72.92
Peer Group Index	$100.00	$59.07

PROPOSAL TWO: Approval of Appointment of Independent Public Accountants

The Board of Directors, upon recommendation of its Audit Committee, has approved and recommends the approval of the appointment of Arthur Andersen LLP as independent public accountants to conduct an audit of the Company’s financial statements for the year 2002. This firm has acted as independent public accountants for the Company for many years.

In light of the recent widely publicized events involving Arthur Andersen LLP, including the indictment obtained by the Department of Justice, the Audit Committee intends to continue to monitor the situation regarding Arthur Andersen LLP. The Audit Committee notes Arthur Andersen LLP’s expressed intention to contest the indictment vigorously, and the Audit Committee believes the audit services provided to the Company by Arthur Andersen LLP have been satisfactory in the past, and that there are advantages deriving from its familiarity with the Company and its operations. Depending on the circumstances, the Audit Committee might in the future recommend a change, and the Board of Directors may in its discretion decide to change, the appointment at any time during the year without stockholder action if it determines that the change would be in the best interests of the Company and its stockholders.

Billed fees of Arthur Andersen LLP — Arthur Andersen LLP provided the Company professional services totaling $352,300 for the calendar year 2001. Those fees consist of the following:

Audit Fees — The fees billed by Arthur Andersen LLP were $91,000 relating to the audit of the Company’s annual financial statements for the calendar year 2001 and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the calendar year 2001.

Financial Information System Design and Implementation Fees — There were no fees incurred for financial information system design and implementation services.

All Other Fees — All other fees billed by Arthur Andersen LLP totaled $261,300 and related primarily to the work performed in relation to the initial public offering and tax consultation.

The Audit Committee reviewed the non-audit services provided to the Company and determined that they did not impair the independence of Arthur Andersen LLP.

Representatives of Arthur Andersen LLP will attend the Annual Meeting and will be available to respond to questions that may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

The Board of Directors recommends that you vote FOR the approval of the appointment of Arthur Andersen LLP as the Company’s independent public accountants. In accordance with the Company’s Bylaws, approval of the appointment of independent public accountants will require the affirmative vote of a majority of the shares of Common Stock voted on the proposal. Accordingly, abstentions and broker nonvotes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

OTHER BUSINESS

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

ADDITIONAL INFORMATION

Stockholder Proposals for 2003 Meeting

In order to be included in the Company’s proxy material for its Annual Meeting of Stockholders in 2003, eligible proposals of stockholders intended to be presented at the annual meeting must be received by the Company on or before December 16, 2002 (directed to the Secretary of the Company at the address indicated on the first page of this Proxy Statement).

Advance Notice Required for Stockholder Nominations and Proposals

The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an Annual Meeting of Stockholders. Notice will be considered timely for the Annual Meeting to be held in 2003 if it is received by February 15, 2003. In the case of director nominations by stockholders, the Bylaws require that 90 days advance written notice be delivered to the Company’s Secretary at the Company’s executive offices and set forth for each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the number of shares of each class of common stock of the Company beneficially owned by such person, (d) the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as of a director if elected and (e) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors of the Company, or that is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934. The stockholder giving the notice must also include the name and address, as they appear on the Company’s books, of such stockholder and the number of shares of each class of voting stock of the Company that are then beneficially owned by such stockholder. We are not required to include any stockholder proposed nominee in the proxy statement.

In the case of other proposals by stockholders at an annual meeting, the Bylaws require that 90 days advance written notice be delivered to the Company’s Secretary at the Company’s executive offices and set forth (a) a description of each proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company’s stock that are beneficially owned by the stockholder on the date of such notice, (d) any financial interest of the stockholder in such proposal and (e) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting. A copy of the Bylaws of the Company setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from the Company’s Corporate Secretary at the address indicated on the first page of this Proxy Statement.

In order for director nominations and stockholders proposals to have been properly submitted for presentation at this annual meeting, notice must have been received by the Company’s Secretary on or before April 4, 2002. The Company received no such notice and no stockholder director nominations or proposals will be presented at the Annual Meeting.

Annual Report

The Annual Report to Stockholders, which includes financials statements of the Company for the year ended December 31, 2001, has been mailed to all stockholders. The Annual Report is not part of the proxy solicitation material.

By Order of the Board of Directors

Lyle G. Stockstill Chairman of the Board and Chief Executive Officer

Gretna, Louisiana
April 15, 2002

Appendix A

TORCH OFFSHORE, INC.
Audit Committee Charter

Purpose

The Audit Committee of the Board of Directors (the “Committee”) is appointed by the Board to assist the Board in monitoring (i) the quality and integrity of the accounting, auditing and financial reporting practices of the Company and (ii) the independence of the firm of independent public accountants hired to audit the Company’s financial statements (the “external auditors”).

Membership and Meetings

The Committee shall consist of not less than three directors, each of whom shall serve at the discretion of the Board. The Committee’s composition shall meet the requirements of the Audit Committee Policy of the principal exchange on which the Company’s common stock is quoted or listed (the “Principal Exchange”) and applicable regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, each member shall be have no relationship to the Company that may interfere with the exercise of his or her independence from management and the Company. In addition, (i) each member shall be (or shall become within a reasonable time after appointment) able to read and understand fundamental financial statements, and (ii) at least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication.

The Committee shall meet at least twice annually, with special meetings called as circumstances dictate, and shall meet periodically with management and the external auditors in order to maintain direct lines of communication. The Committee may hold executive sessions with these individuals to discuss any matters that they or the Committee believe should be discussed privately. The Committee has the authority to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, and is empowered to retain, at the Company’s expense, independent counsel and other professionals to assist in the conduct of any such investigation.

Accountability of External Auditors

The external auditors are ultimately accountable to the Committee and the Board. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the external auditors.

Duties and Responsibilities

The Committee shall:

1.	Annually recommend to the Board the selection of the external auditors, with such selection to be submitted to the stockholders for ratification.

2.	Review and approve the plan and scope of the annual audit of the Company’s financial statements and any other services provided by the external auditors, as well as the fees related to the audit and such other services.

3.	Discuss with management and the external auditors the design, quality and adequacy of the Company’s internal controls.

4.	Review and discuss with management and the external auditors the Company’s audited annual financial statements prior to filing with the SEC, and determine whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

5.	Discuss with the external auditors the matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees) and any matters brought to the Committee’s attention as a result of the application of the Statement of Auditing Standards No. 71 (Interim Financial Information).

6.	Ensure that the external auditors submit to the Committee on a periodic basis a formal written statement delineating all relationships between the external auditors and the Company, actively engage in a dialogue with the external auditors with respect to any such disclosed relationships or services that may impact the objectivity and independence of the external auditors, and recommend that the Board take appropriate action in response to the written statement to satisfy itself of the independence of the external auditors.

7.	Prepare a report to stockholders as required by the SEC to be included in the Company’s annual proxy statement.

8.	Provide reports of Committee activities to the Board, and perform such other functions, as requested by the Board or required by law or the rules of the Principal Exchange.

Annual Review of Charter

At least annually, the Committee shall review and reassess the adequacy of this Charter. The Committee shall report the results of the review to the Board and, if necessary, recommend that the Board amend this Charter.

Oversight/Reliance

While the Committee has the responsibilities and powers set forth in this Charter, the Board and the Committee recognize that the Company’s management is responsible for preparing the Company’s financial statements and the external auditors are responsible for auditing those financial statements. Therefore, the Committee’s responsibility is in the nature of oversight. It is not the responsibility of the Committee to plan or conduct audits or to determine that the

Company’s financial statements are complete and accurate or are in accordance with generally acceptable accounting principles. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurances as to the Company’s financial statements or the work of the external auditors. Absent actual knowledge to the contrary (which shall be promptly reported to the Board), each member of the Committee shall be entitled to assume and rely upon (i) the integrity of those persons and organizations within and outside the Company from which it receives information, and (ii) the accuracy of the financial and other information provided to the Committee by such persons and organizations.

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TORCH OFFSHORE, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
MAY 16, 2002

The undersigned hereby appoints Willie J. Bergeron and Bradley T. Lowe, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Torch Offshore, Inc. (the “Company”) to be held on Thursday, May 16, 2002, at the Hotel Inter-Continental, 444 St. Charles Avenue, New Orleans, Louisiana, at 10:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED AND FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE COMPANY’S ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

1.	ELECTION OF DIRECTORS, NOMINEES: LYLE G. STOCKSTILL, LANA J. HINGLE STOCKSTILL, WILLIAM J. BLACKWELL, CURTIS LEMONS, ANDREW L. MICHEL, JOHN REYNOLDS AND KEN WALLACE

[ ] FOR ALL NOMINEES* [ ] WITHHELD FROM ALL NOMINEES

*Authority withheld to vote for the nominee(s) you list below:

2.	APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002

[ ] FOR [ ] AGAINST [ ] ABSTAIN

3.	With discretionary authority as to such other matters as may properly come before the meeting.

Date: , 2002

(Signature)

(Signature)

Sign exactly as name appears hereon

(Joint owners should each sign. When signing as attorney, executor, officer, administrator, trustee, or guardian, please give full title as such.)

Please sign, date and return the Proxy Card promptly, using the enclosed envelope.